UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2014

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Press Release Relating to Launch of 100.0 Million Share Common Stock Offering

On May 21, 2014, American Realty Capital Properties, Inc. (the “Company”) issued a press release announcing the the launch of a 100.0 million share common stock offering, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein. Such offering grants the underwriters a 30-day option to purchase an additional 15.0 million shares of commons stock.

Press Release Relating to the Company’s Intention to Sell its Multi-Tenant Shopping Center Portfolio

On May 21, 2014, the Company issued a press release relating to its intention to sell its multi-tenant shopping center portfolio to Blackstone Real Estate Partners VII (“Blackstone”), which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein. The Company has entered into a letter of intent to sell its multi-tenant shopping center portfolio to Blackstone and expects to finalize definitive documentation with Blackstone with respect to the sale in the next 30 days. The properties included in this portfolio are the same properties the Company previously announced would be spun off into American Realty Capital Centers, Inc.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Relating to Launch of Offering Issued on May 21, 2014
99.2	Press Release Relating to Sale of the Company’s Multi-Tenant Shopping Center Portfolio Issued on May 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

May 21, 2014	By: /s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors